Exhibit 99.1

Ark Restaurants Announces Financial Results for the Second Quarter and Six Months Ended March 28, 2009

NEW YORK--(BUSINESS WIRE)--May 11, 2009--Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter and six month periods ended March 28, 2009.

Total revenues from continuing operations for the three month period ended March 28, 2009 were $23.8 million versus $24.4 million in the same period last year. Total revenues from continuing operations for the six month period ended March 28, 2009 were $50.5 million versus $54.7 million in the same period last year.

EBITDA from continuing operations for the three month period ended March 28, 2009 was a negative $367,000 versus a positive $920,000 during the same three month period last year. EBITDA from continuing operations for the six month period ended March 28, 2009 was $1,598,000 versus $3,905,000 during the same six-month period last year.

Michael Weinstein, the Chairman and Chief Executive Officer of Ark Restaurants Corp. said “The results of this quarter were negatively impacted by two non-recurring expenses totaling $529,000, one involving a litigation legal expense and the other a real estate tax expense. While we definitely felt the pressure of the economy during the quarter, we do sense that the decline in customer counts has flattened.”

For the three months ended March 28, 2009, the Company’s net loss from continuing operations was $712,000, or $0.20 per share ($0.20 per diluted share), compared to net income of $186,000, or $0.05 per share ($0.05 per diluted share), for the same period last year. Net income from continuing operations was negatively affected during the three months ended March 29, 2008 by $118,000 in pre-opening and early operating losses experienced at the Company’s Mexican Restaurant, Yolos, at the Planet Hollywood Resort and Casino in Las Vegas, Nevada, and in conjunction with the Company’s investment in a new concept, Pinch & S’Mac, in New York City.

For the six months ended March 28, 2009, the Company’s net income from continuing operations was $136,000, or $0.04 per share ($0.04 per diluted share), compared to $1,694,000, or $0.47 per share ($0.46 per diluted share), for the same period last year. Net income from continuing operations was negatively affected during the six months ended March 29, 2008 by $300,000 in pre-opening and early operating losses experienced at Yolos and Pinch & S’Mac.

Company-wide same store sales decreased 10.0% compared to the same three month period last year and decreased 12.5% compared to the same six month period last year.

The net loss for the three-month period ended March 28, 2009 was a $712,000 versus net income of $346,000 in the three months ended March 29, 2008. Net income for the six month period ended March 28, 2009 was $136,000 versus $1,830,000 in the six months ended March 29, 2008.

As of March 28, 2009, the Company had cash, cash equivalents and short term investments totaling $7,414,000. As of the same date, the Company had no long-term debt other than $609,000 remaining due on a five year purchase money obligation undertaken in connection with the Company’s January 8, 2007 acquisition of the Durgin Park Restaurant and the Black Horse Tavern in Boston, Massachusetts.

Ark Restaurants owns and operates 20 restaurants and bars, 30 fast food concepts, catering operations and wholesale and retail bakeries. Seven restaurants are located in New York City, four are located in Washington, D.C., five are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; one bar within the Venetian Casino Resort as well as three food court concepts. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace.

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ARK RESTAURANTS CORP.
Condensed Consolidated Income Statement
For the 13 week and 26 week periods ended March 28, 2009 and March 29, 2008
(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended

	March 28,	March 29,	March 28,	March 29,
	2009	2008	2009	2008

TOTAL REVENUES	$23,756	$24,369	$50,549	$54,687

COST AND EXPENSES:

Food and beverage cost of sales	6,087	6,425	12,798	14,160
Payroll expenses	8,118	8,357	17,042	17,897
Occupancy expenses	3,737	3,545	7,530	7,564
Other operating costs and expenses	3,860	3,061	7,846	7,146
General and administrative expenses	2,552	2,183	4,639	4,334
Depreciation and amortization expenses	863	705	1,770	1,382

Total costs and expenses	25,217	24,276	51,625	52,483

OPERATING INCOME (LOSS)	(1,461)	93	(1,076)	2,204

OTHER INCOME:

Interest income - net	12	134	204	263
Other income	28	44	387	163
Total other income	40	178	591	426

Income (loss) from continuing operations before income taxes	(1,421)	271	(485)	2,630

Provision (benefit) for income taxes	(584)	85	(260)	937

Loss attributable to non-controlling interests	125	-	361	1

Income (loss) from continuing operations	(712)	186	136	1,694

DISCONTINUED OPERATIONS:
Income from operations of discontinued restaurants	-	248	-	211

Provision for income taxes	-	88	-	753

Income from discontinued operations	-	160	-	136

NET INCOME (LOSS)	$(712)	$346	$136	$1,830

PER SHARE INFORMATION - BASIC AND DILUTED:

Continuing operations basic	$(.20)	$.05	$.04	$.47
Discontinued operations basic	$0	$.05	$0	$.04
Net basic	$(.20)	$.10	$.04	$.51

Continuing operations diluted	$(.20)	$.05	$.04	$.46
Discontinued operations diluted	$0	$.05	$0	$.04
Net diluted	$(.20)	$.10	$.04	$.50

WEIGHTED AVERAGE NUMBER OF SHARES-BASIC	3,490	3,597	3,497	3,597

WEIGHTED AVERAGE NUMBER OF SHARES-DILUTED	3,490	3,609	3,497	3,625

Continuing Operations EBITDA Reconciliation
Pre tax earnings (net of non-controlling interests)	$(1,296)	$271	$(124)	$2,630
Depreciation and amortization	863	705	1,770	1,382
Interest	(12)	(134)	(204)	(263)
EBITDA (a)	$(445)	$842	$1,442	$3,749

Continuing Operations EBITDA adjusted for non-cash stock option expense
EBITDA (as defined) (a)	$(445)	$842	$1,442	$3,749
Non-cash stock option expense	78	78	156	156
EBITDA adjusted for non-cash stock option expense	$(367)	$920	$1,598	$3,905
(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.

CONTACT:
Ark Restaurants Corp.
Robert Towers, 212-206-8800
bob@arkrestaurants.com